Pioneer Completes Bemag Transformer Acquisition

Further Expands Product Offering and Market Presence in Dry-Type Transformer Business

FORT LEE, NJ  –  July 5, 2011  –  Pioneer Power Solutions, Inc. (OTC.BB: PPSID) ("Pioneer" or the "Company"), a manufacturer of specialty electrical equipment and service provider to the utility, industrial, commercial and wind energy markets, announced that it has completed the acquisition of Bemag Transformer Inc. and of certain assets from Vermont Transformers, Inc. for cash in a total transaction valued at approximately $10.0 million.

Bemag Transformer Inc. is a designer and manufacturer of low and medium voltage dry-type transformers and custom magnetics for the commercial and industrial segments of the North American electrical equipment market with annual sales of approximately $15 million per year.

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, commented, "The addition of Bemag to our group brings almost all the elements we look for in a successful acquisition and business integration -- an excellent brand reputation, extension of our product range, engineering expertise and a strategic fit that is expected to yield significant cost savings and new revenue opportunities across our existing businesses. The transaction exemplifies the execution of our growth strategy, including the fact that it is expected to be immediately accretive to our earnings per share, excluding one-time transaction costs.”

Mr. Mazurek continued, “We are very pleased that Christian Roberge, the former Vice President of Bemag, has agreed to serve as its new President. Thomas Klink, a Pioneer board member and the President of our Jefferson Electric subsidiary, will serve as group head for our dry-type transformer businesses which will now include power dry transformers sold principally under the Bemag and Jefferson brand names.”

Thomas Klink, commented, “The combination of Bemag with Jefferson provides full U.S. and Canadian market coverage and allows each company to take advantage of the other’s product offerings and sales channels from which we expect incremental organic growth. In the near term, however, we expect the largest benefits to be realized through joint cost savings. At the outset we will be operating from just two manufacturing facilities, as compared to three locations prior to the acquisition. Most importantly, we expect that the marriage of Bemag’s proprietary automation technology with Jefferson’s low-cost manufacturing operations will result in margin enhancement and make both companies more competitive in their value proposition to customers.”

Including the operating results from Bemag for the remaining two quarters of 2011, Pioneer reaffirmed its revenue and earnings guidance for the full year ending December 31, 2011. Consolidated revenue is expected to be between $74 and $85 million, and non-GAAP earnings per share is expected to be between $0.80 and $0.95, as adjusted for the recently completed one-for-five reverse split of Pioneer’s common stock. Non-GAAP net earnings is defined as net earnings before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs and reorganization expense, impairments, other unusual gains or charges and any tax effects related to these items.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a manufacturer of specialty electrical equipment through its four operating subsidiaries which include: Pioneer Transformers Ltd., Jefferson Electric, Inc. Bemag Transformer Inc. and Pioneer Wind Energy Systems Inc. Pioneer provides a range of highly-engineered solutions for applications in the utility, industrial, commercial and wind energy market segments of the electrical transmission and distribution industry. Pioneer is headquartered in Fort Lee, New Jersey and presently operates from six locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

Forward-looking Statements:
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to expand its business through strategic acquisitions, (ii) the Company’s ability to integrate acquisitions and related businesses, (iii) the fact that many of the Company’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (iv) the Company’s dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company’s results of operations, (v) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company’s Chairman, President and Chief Executive Officer, (vi) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company’s revenues, (vii) the Company’s ability to generate internal growth, (viii) market acceptance of existing and new products, (ix) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (x) restrictive loan covenants or the Company’s ability to repay or refinance debt under its credit facilities that could limit the Company’s future financing options and liquidity position and may limit the Company’s  ability to grow its business, (xi) the Company’s ability to develop and grow its wind energy business, (xii) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xiii) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company’s markets and the Company’s ability to access capital markets, (xiv) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company’s profitability, (xv) the fact that the Company’s Chairman controls a majority of the Company’s combined voting power, and may have, or may develop in the future, interests that may diverge from yours and (xvi) the fact that future sales of large blocks of the Company’s common stock may adversely impact the Company’s stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed with the SEC on March 31, 2011. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumed no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Howard Gostfrand
American Capital Ventures
305.918.7000
info@amcapventures.com